Exhibit 28 (j) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 78 to the Registration Statement (Form N-1A, No. 33-52149) of Federated Hermes World Investment Series, Inc. (formerly, Federated World Investment Series, Inc.) and to the incorporation by reference of our reports, dated January 25, 2021 on Federated Hermes Emerging Market Debt Fund (formerly, Federated Emerging Market Debt Fund), Federated Hermes International Leaders Fund (formerly, Federated International Leaders Fund) and Federated Hermes International Small-Mid Company Fund (formerly, Federated International Small-Mid Company Fund) (three of the portfolios constituting Federated Hermes World Investment Series, Inc. (formerly, Federated World Investment Series, Inc.)) included in the Annual Shareholder Reports for the fiscal year ended November 30, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 25, 2021